SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 17, 2005

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


                                             Page 1 of 4 pages

Item 8.01.  OTHER EVENTS.

Press Release

     The following is the text of the press release dated May 17, 2005 reporting Transtech Industries, Inc.'s results of operations for the quarter ended March 31, 2005.

           TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
              FOR THE QUARTER ENDED MARCH 31, 2005

     PISCATAWAY, N.J., May 17, 2005 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the three months ended March 31, 2005. The Company's subsidiaries perform environmental services and generate electricity utilizing methane gas as fuel.

     Gross revenues of the environmental services segment for the three months ended March 31, 2005 and 2004 were $207,000 and $245,000, respectively. The environmental services provided in both periods were to members of the consolidated group and therefore eliminated in the calculation of net revenues. Revenues for the electricity generation segment for the period in 2005 and 2004 were $96,000 and $63,000, respectively.

     The cost of operations for the three months ended March 31, 2005 and 2004 were $366,000 and $398,000, respectively. The net decrease in expenses was primarily due to personnel related expenses.

     Other income for the three months ended March 31, 2005 was $25,000 versus an expense of $25,000 reported for 2004. The increase in income in 2005 was primarily due to a reduction in accrued interest expense.

     No income tax benefit was recognized for the three months ended March 31, 2005, compared to a benefit of $122,000 reported for the period in 2004.

     Net loss for the three months ended March 31, 2005 and 2004 were $245,000 or $.08 per share versus a net loss of $238,000 or $.08 per share, respectively.

     The Company continues to face significant potential cash requirements for litigation expenses, as well as ongoing administrative costs, and post-closure costs associated with sites of past operations. Although the Company continues to pursue the sale of property held for sale and claims against non-settling insurance carriers for recoveries of past remediation costs, no assurance can be given that the timing or amount of the proceeds from such sources will be sufficient to meet the cash requirements of the Company.

     This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

     Presented below are the consolidated balance sheet and comparative consolidated statements of operations for the three months ended March 31, 2005.

                           TRANSTECH INDUSTRIES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              As of March 31, 2005
                                   (In $000's)

                                     Assets
Cash and cash equivalents                             $ 2,283
Marketable securities                                     499
Accounts receivable, net of reserves                      339
Refundable income taxes                                 1,111
Other current assets                                      264
   Total current assets                                 4,496
Other assets                                            1,923
   Total assets                                       $ 6,419

                      Liabilities and Stockholders' Equity
Total current liabilities                             $ 1,021
Income taxes payable                                    1,315
Accrued closure costs                                   2,189
Other liabilities                                          50
Stockholders' equity                                    1,844
   Total Liabilities and Stockholders' Equity         $ 6,419


CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In $000's, except per share data)

                                           For the Three Months
                                            Ended December 31,
                                          2005              2004
Gross Revenues                           $ 303             $ 308
Less: Inter-company                       (207)             (245)
Net Revenues                                96                63
Cost of operations                        (366)             (398)
Other income (expense)(a)                   25               (25)
Income (taxes) benefit                      -                122
Net income (loss)                       $ (245)           $ (238)

Income (loss) per common share:
  Net income (loss)                     $ (.08)           $ (.08)
Number of shares used in
  calculation                        2,979,190         2,979,190


(a) Amount for 2004 includes a charge of $58,000 for interest accrued on federal income taxes and related interest.


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TRANSTECH INDUSTRIES, INC.
                              (Registrant)


                              By: /s/ Andrew J. Mayer, Jr.
                                 Andrew J. Mayer, Jr., Vice
                                 President-Finance, Chief
                                 Financial Officer and
                                 Secretary

Dated:  May 17, 2005